UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2006

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PharmaNet Development Group, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-16119	59-2407464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Carnegie Center, Princeton, NJ 08540

(Address of Principal Executive Offices) (Zip Code)

(609) 951-6800

(Registrant’s telephone number, including area code)

_______________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry into a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 12, 2006, PharmaNet Development Group, Inc. (the “Company”) entered into a Fourth Amendment (the “Amendment”) to its revolving Amended and Restated Credit Agreement, as amended from time to time (the “Credit Agreement”) with UBS AG, Stamford Branch and other financial institutions (the “Bank”). UBS AG, Stamford Branch, continues to serve as Administrative Agent and Collateral Agent. As a result of this Amendment, certain financial covenants in the Credit Agreement were modified to reflect the Company’s current operations and business needs. The other material terms of the Amendment (i) require the Company to provide the Bank with additional financial reporting, (ii) permit the Company to enter into a sale-leaseback transaction for its Quebec City facility, and (iii) would require a temporary reduction in the amount of borrowing capacity under the Credit Agreement to $22.5 million in the event the Company’s trailing twelve month EBITDA (as defined in the Credit Agreement) (“TTM”) is materially below, by a certain percentage, the forecasts provided to the Bank. If the total amount of our outstanding loans exceeds $22.5 million at the time of the occurrence of such an event, the Company has no immediate obligation to repay these loans. If the TTM exceeds this threshold in future periods, the full borrowing capacity of the Credit Agreement will be restored to $45.0 million.

Additionally, the entire Credit Agreement remains governed by certain financial covenants and conditions that are measured on a monthly basis that may prevent the Company from utilizing some or all of the remaining borrowing capacity under the Credit Agreement. As of the close of business on October 12, 2006, our outstanding balance under the Credit Agreement was $16.4 million.

In addition, the Applicable Margin (as defined in the Credit Agreement) with respect to Revolving Loans (as defined in the Credit Agreement) that are Eurodollar Loans (as defined in the Credit Agreement) is currently 3.25%, subject to change based upon certain leverage ratios, and the Applicable Margin with respect to Revolving Loans that are Prime Rate Loans is currently 2.25%, subject to change based upon certain leverage ratios.

The obligations under the Credit Agreement are secured by substantially all of our assets and are due in December 2009.

A copy of the Amendment will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2006.

Item 7.01.  Regulation FD Disclosure.

As disclosed in the Company’s press release dated October 12, 2006, the Company completed a Fourth Amendment to its Credit Agreement, thereby reinstating the Company’s ability to borrow on the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits

99.1  Press Release dated October 12, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 18, 2006

PHARMANET DEVELOPMENT GROUP, INC.
By:	/s/ JOHN P. HAMILL
Name: John P. Hamill
Title: Chief Financial Officer

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